UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2018 David Koos ( the Chairman and CEO of Regen BioPharma, Inc.) , Regen BioPharma Inc., Bostonia Partners Inc., Sherman Family Trust, Dunhill Ross Partners Inc. and Bio-Technology Partners Business Trust collectively entered into an agreement to sell an aggregate of 23,733,334 shares of common stock, 667 shares of Series AA preferred stock, 534 shares of Series AAA Preferred Stock and 1,001,533 shares of Non-Voting Convertible Preferred Stock of Entest Group, Inc. to an unaffiliated third party (“Agreement”).

Of that aggregate, 8,000,000 shares of the common stock and 185,852 of the Non-Voting Convertible Preferred Stock of Entest Group, Inc. are being sold by Regen BioPharma, Inc. proceeds from the sale to be received by Regen Biopharma, Inc. are:

$48,000 from the sale of 8,000,000 shares of the common stock

$1,858.52 from the sale of the Non-Voting Convertible Preferred Stock

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Entest Group, Inc.  and Regen Biopharma, Inc.  (“RGBP”)  agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to RGBP by  Entest  from the beginning of time to November 30, 2018 by transferring to RGBP 250,000  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by Entest.

Entest Group, Inc.  and Regen Biopharma, Inc.  (“RGBP”)  agreed to satisfy any and all rent prepaid by RGBP to   Entest  from the beginning of time to November 30, 2018 by transferring to RGBP 475,000  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by Entest.

David R. Koos serves as Chairman and Chief Executive Officer of Entest Group, Inc., Zander Therapeutics, Inc. and Regen Biopharma, Inc. Todd Caven serves as Chief Financial Officer of Regen Biopharma, Inc. and also serves as Chief Financial Officer and Director of Zander Therapeutics, Inc. Harry Lander serves as President and Chief Scientific Officer of Regen Biopharma, Inc. and also serves as President, Director and Chief Scientific Officer of Zander Therapeutics, Inc.

Item 1.02 Termination of a Material Definitive Agreement

On November 16, 2018 Regen Biopharma Inc. and Entest Group, Inc. agreed to terminate Regen’s sublease of office space with Entest Group, Inc. effective the rental period commencing November, 2018.

Item 2.03 Creation of a Direct Financial Obligation

On November 16, 2018 Regen Biopharma, Inc. entered into a sublease agreement with BST Partners (“BST”) whereby Regen Biopharma, Inc. would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $5,000 per month beginning November 1, 2018.

BST is controlled by David Koos, Regen Biopharma, Inc.’s Chairman and Chief Executive Officer.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	AGREEMENT.
10.2	Sublease Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: November 19, 2018	By: /s/ David Koos
David Koos
Chief Executive Officer

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